Exhibit 10.2

July 31, 2007

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Dow Jones & Company, Inc.

200 Liberty St.

New York, NY 10281

Reference is made to (i) that certain Merger Agreement, dated as of July 31, 2007, by and among News Corporation (“Parent”), Dow Jones & Company, Inc., Ruby Newco LLC and Diamond Merger Sub Corporation, as the same shall be amended from time to time (the “Merger Agreement”), (ii) that certain Editorial Agreement to be entered into in connection with the Merger Agreement, by and among Parent, Dow Jones & Company, Inc. and the Special Committee, as the same shall be amended from time to time (the “Editorial Agreement”) and (iii) that certain Voting and Support Agreement, dated as of July 31, 2007, by and among Parent and the signatory stockholders thereto, as the same shall be amended from time to time (the “Voting Agreement”). All capitalized terms used in this letter agreement (this “Agreement”) but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement or the Voting Agreement, as applicable.

The undersigned stockholders of Parent (the “Parent Stockholders” and each a “Parent Stockholder”) hereby agree, during the Board Representation Period, to be present, in person or by proxy, at any duly called meeting of the stockholders of Parent (or any adjournment of postponement thereof or any written consent in lieu thereof) at which either the Initial Bancroft Director or any Successor Bancroft Director shall be presented to the stockholders of Parent for election to the Board of Directors of Parent (a “Parent Stockholder Meeting”) and, at any such Parent Stockholder Meeting, to vote all shares of Ruby B Common Stock (and any other voting securities now existing or in the future) with respect to which the Parent Stockholders have the right to vote at such Parent Stockholder Meeting in favor of the election of the Initial Bancroft Director and any Successor Bancroft Director nominated for election to the Board of Directors of Parent in compliance with Section 5.4 of the Voting Agreement. In addition, none of the Parent Stockholders have granted or will grant any proxy to vote or have agreed or will agree to vote such shares in a manner which would be inconsistent or violative of the provisions and agreements of the foregoing sentence at any such Parent Stockholder Meeting In the event of an acquisition of, or other extraordinary transaction involving, Parent in which directors of Parent immediately before such acquisition or transaction continue to constitute a majority of the board of the acquiring or successor entity immediately following such acquisition or transaction or the shareholders of Parent immediately before such acquisition or transaction continue to own or control a majority of the voting power of the acquiring or successor entity immediately following such acquisition or transaction, the obligations of Parent Stockholders shall continue with respect to the securities of the acquiring or successor entity with respect to which the Parent Stockholders have the right to vote.

Each Parent Stockholder that is a corporation, limited liability company, partnership, trust or other entity (other than a natural person) is duly organized and validly existing under the laws of the jurisdiction of its organization. Each Parent Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Parent Stockholder have been duly authorized by all necessary action on the part of such Parent Stockholder. This Agreement, assuming due authorization, execution and delivery hereof by the other Parent Stockholders, constitutes a legal, valid and binding obligation of such Parent Stockholder enforceable against such Parent Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles. Neither of the execution and delivery of this Agreement by any Parent Stockholder nor compliance by such Parent Stockholder with any of the provisions hereof shall conflict with or result in any breach of the organizational documents of such Parent Stockholder (if not a natural person), or violate any applicable order, rule or law except for any of the foregoing as would not reasonably be expected to impair such Parent Stockholder’s ability to perform its obligations under this Agreement.

As of June 30, 2007, the Parent Stockholders in the aggregate beneficially owned (and had the power to vote) 31.2% of the then outstanding shares of Ruby B Common Stock. From June 30, 2007 to the date of this Agreement, no Parent Stockholder has sold, transferred or otherwise disposed of any shares of Ruby B Common Stock.

This Agreement may not be amended or modified or any provision hereof waived except by an instrument in writing signed on behalf of each of the parties hereto.

This Agreement, the Merger Agreement, the Editorial Agreement and the Voting Agreement (in each case, including the Disclosure Letters, Schedules and Exhibits attached thereto or delivered in connection therewith) constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters. In the event that any shares subject hereto are sold or otherwise transferred to any Affiliate (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended and including (i) K. Rupert Murdoch, (ii) any other lineal descendent of either of K. Rupert Murdoch’s parents, (iii) any beneficiary of the Murdoch Family Trust, (iv) any spouse of the foregoing (i)-(iii) and (v) any Affiliate of any of the foregoing (i)-(iv)) of any Parent Stockholder, then as a condition to such sale or transfer such Affiliate shall execute an addendum to this Agreement, thereby agreeing to be bound by this Agreement as a Parent Stockholder. Nothing contained in this agreement shall prohibit any Parent Stockholder or any Affiliate of any Parent Stockholder from selling, transferring or disposing of any shares of Ruby B Common Stock or any other Ruby securities.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) the date upon which the Merger Agreement is terminated in accordance with its terms, if any, (ii) the expiration of the Board Representation Period or (iii) the termination of the Voting Agreement (other than a termination of the Voting Agreement pursuant to Section 6.1(ii) thereof).

[SIGNATURE PAGE FOLLOWS]

This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

Sincerely,

By:	/s/ K. Rupert Murdoch
Name:	K. Rupert Murdoch

MURDOCH FAMILY TRUST
By:	Cruden Financial Services LLC, Trustee

By:	/s/ Arthur Siskind
Name:	Aruthur Siskind
Title:	Vice President

[VOTING LETTER SIGNATURE PAGE]

AGREED AND ACKNOWLEDGED:
NEWS CORPORATION
By:	/s/ Lawrence A Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President
and Group General Counsel

[VOTING LETTER SIGNATURE PAGE]

AGREED AND ACKNOWLEDGED:
JANE BANCROFT 1934 TRUST F/B/O MARTHA S. ROBES
By:	/s/ Michael B. Elefante
Michael B. Elefante, as trustee
By:	/s/ Kurt F. Sommerville
Kurt F. Sommerville, as trustee
JANE BANCROFT 1934 TRUST F/B/O ELIZABETH STEELE
By:	/s/ Michael B. Elefante
Michael B. Elefante, as trustee
By:	/s/ Kurt F. Sommerville
Kurt F. Sommerville, as trustee
JESSIE COX 1935 TRUST F/B/O WILLIAM C. COX
By:	/s/ Michael B. Elefante
Michael B. Elefante, as trustee
By:	/s/ Kurt F. Sommerville
Kurt F. Sommerville, as trustee

[VOTING LETTER SIGNATURE PAGE]